Exhibit 99.1

   Frederick County Bancorp, Inc. Reports Results for the Second Quarter 2004


    FREDERICK, Md., July 13 /PRNewswire-FirstCall/ -- Frederick County Bancorp, Inc. (the "Company") (OTC Bulletin Board: FCBI), the parent company for Frederick County Bank, announced today that, as of June 30, 2004, after slightly more than two and a half years in operation, assets stood at $156.9 million, with deposits of $143.0 million and loans of $116.0 million. For the quarter ended June 30, 2004 the Company recorded a net profit of $313,000 and diluted earnings per share of $0.42, which compares very favorably to the net profit of $65,000 and diluted earnings per share of $0.09 recorded for the second quarter of 2003. Also the Company earned $602,000 with diluted earnings per share of $0.80 for the first half of 2004 that exceeded the $69,000 in earnings and diluted earnings per share of $0.09 for the same period in 2003.


    Statements contained in this press release that are not historical facts are forward-looking statements, as the term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.



SOURCE  Frederick County Bancorp, Inc.
    -0-                             07/13/2004
    /CONTACT: Crystal L. Wiles, Vice President and Accounting Officer of Frederick County Bancorp, Inc., +1-240-529-1506/
    /Web site:  http://www.frederickcountybank.com /
    (FCBI)

CO:  Frederick County Bancorp, Inc.
ST:  Maryland
IN:  FIN OTC
SU:  ERN